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                                                                  EXHIBIT 10.5.3

CONFIDENTIAL

                        FIXED ASSETS PURCHASE AGREEMENT
                        -------------------------------

     This Fixed Assets Purchase Agreement (this "Agreement") is made and entered into on October 10, 1997, by and between Artisan Components, Inc., a California corporation, located at 2077 Gateway Place, 3rd Floor, San Jose, California 95110 ("Seller"), and Unison Software, Inc., a Delaware corporation, located at 5101 Patrick Henry Drive, Santa Clara, California 95054 ("Buyer").

                                   RECITALS
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     A.   Seller is the sole owner of certain office equipment and related assets, all more fully described in Exhibit A to this Agreement (the "Purchase Assets").

     B. Seller desires to sell to Buyer, and Buyer desires to buy the Purchase Assets, on the terms and conditions set forth herein.

     NOW, THEREFORE, Seller and Buyer agree as follows:

     1.   SALE OF PURCHASE ASSETS
          -----------------------

          1.1  Delivery and Sale.  Seller hereby agrees to deliver to Buyer the
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Purchase Assets free and clear of any liens, mortgages, security interests, pledges, encumbrances and charges whatsoever. Such delivery will occur by Seller leaving the Purchase Assets installed at 2077 Gateway Place, 3rd Floor, Suite 300, San Jose, California 95110 (the "Premises") when Seller moves out of the Premises on or about November 1, 1997, which Premises will be sublet to Buyer on or about November 1, 1997 (the "Sublease"). Upon payment in full of the Purchase Price (defined in Section 2), Seller agrees to sell, convey, transfer and assign, the Purchase Assets to Buyer as described below.

          1.2  Installment Sale and Rights Retained by Seller. Buyer shall have
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the option to pay the Purchase Price on an installment basis as set forth below, and until such time as Seller is paid in full for the Purchase Assets, Buyer and Seller agree that:

     (i) Seller shall retain title and ownership of all of the Purchase Assets, but Buyer may use the Purchase Assets in Buyer's normal course of business;

     (ii) Buyer, at its expense, shall keep the Purchase Assets in good condition and repair;

     (iii) upon Seller's reasonable request(s), which may be made from time to time, Buyer shall execute and deliver to Seller any documents reasonably requested by Seller to confirm and/or record Seller's title and ownership interest in the Purchase Assets;
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     (iv) Buyer's right to use the Purchase Assets is non-transferable, and
     Buyer shall not encumber the Purchase Assets in any manner, except that Buyer may, as part of an assignment of this Agreement pursuant to Section 6.4, at any time transfer the Purchase Assets to International Business Machines Corporation ("IBM") or any subsidiary of IBM pursuant to the terms of the Agreement and Plan of Merger among the Buyer, IBM and New Orchard Corp. dated as of September 12, 1997; and

     (iv) Buyer shall only use the Purchase Assets at the Premises, or other location as may be pre-approved in writing by Seller, such approval not to be unreasonably withheld or delayed.

          1.3  Bill of Sale Upon Payment In Full of Purchase Price; Vesting of
               ---------------------------------------------------------------
Title.
-----

Within five (5) business days of Seller's receipt of payment in full for the Purchase Price, Seller shall execute and deliver to Buyer a Bill of Sale for the Purchase Assets (the "Closing"). Upon execution and delivery to Buyer of the Bill of Sale and subject to the terms and conditions of this Agreement, Buyer will be vested with title to all of the Purchase Assets, free and clear of all liens, mortgages, security interests, pledges, encumbrances and charges. Notwithstanding anything herein to the contrary, to the extent the phone/voicemail system making up part of the Purchase Assets ("Phone System") contains or is made up of software, which software may be covered by license from the Phone System manufacturer, Seller does not own title to such software or intellectual property rights in and to any such software, nor is Seller assigning ownership of such software of any intellectual property rights therein to Buyer. Instead, the license to use any such software as part of the Phone System, not the software itself, is being assigned to Buyer hereunder as part of the purchase of the Phone System.

          1.4  Limited Right To Rescind.  Notwithstanding anything to the
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contrary herein, the effective date (the "Effective Date") of this Agreement shall be the earliest date by which all of the following have occurred: (i) the Sublease has been executed by Buyer and Seller, and (ii) the Master Landlord (as defined therein) has consented to the Sublease. This Agreement shall be conditioned upon, and shall be of no force or effect until, the occurrence of the Effective Date. If the Effective Date does not occur, for any reason whatsoever, on or before November 30, 1997, each party shall have the right to rescind this Agreement by giving written notice to the other party after November 30, 1997 but prior to the Effective Date, in which event this Agreement shall be null and void and of no legal force or effect whatsoever.

          2.   PURCHASE PRICE AND PAYMENT.
               ---------------------------

               2.1  Price and Payment Schedule.  The purchase price for the
                    --------------------------
Purchase Assets shall be Four Hundred Thousand Dollars (US$400,000.00) (the "Purchase Price"). Buyer agrees to purchase the Purchase Assets for the Purchase Price. Buyer shall pay the Purchase Price to the Seller on an installment basis as follows. Beginning the later of November 1, 1997 or three (3) days following the Effective Date (the "Payment Date"), Buyer shall pay Seller $10,000 per

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month for a period of 40 months, with the first payment due on or before the
Payment Date and the last payment due no later than on the date 40 months thereafter ("Final Due Date").

               2.2  Right To Prepay.  At no penalty to Buyer and with no
                    ---------------
decrease or deduction to the total Purchase Price amount, Buyer may at any time prior to Final Due Date, upon at least five (5) days prior written notice to Seller, pay in full the remaining amount of the Purchase Price.

               2.3  Payments and Late Payments.  All payments hereunder shall
                    --------------------------
be made by check to Seller at Seller's address set forth below, or by wire transfer to Seller's bank account(s), such bank account information to be provided to Buyer by Seller. Any and all late payments hereunder will be subject to a late payment charge from the date the amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the greater of (a) five percent (5%) per annum plus the then federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco on the 25th day of the month preceding the date of this Agreement, or (b) ten percent (10%). However, in no event will the Applicable Interest Rate exceed the maximum interest rate permitted by law that may be charged under these circumstances.

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               3.   REPRESENTATIONS AND WARRANTIES
                    ------------------------------

               3.1  In Good Standing.  Each party represents and warrants to the
                    ----------------
other party that it is a corporation duly organized, validly existing, and in good standing under the laws of the State in which it is incorporated, and that it has all power and authority required to enter into and perform this Agreement.

               3.2  Seller's Warranty of Title and No Encumbrances. Now and at
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all times prior to the Closing, Seller represents and warrants to Buyer that, subject to the terms and conditions hereunder including but not limited to Sections 2 and 3.3, Seller has good and marketable title to all of the Purchase Assets free and clear of all liens and encumbrances and Seller shall not encumber in any manner any of the Purchase Assets, including but not limited to by way of liens, mortgages, security interests, pledges, charges or any other encumbrances.

               3.3  Buyer's Warranty of No Encumbrance To Title. Buyer
                    -------------------------------------------
represents and warrants to Seller that until the Purchase Price is paid in full to Seller and Seller has transferred title in the Purchase Assets to Buyer as set forth in Section 1, Buyer shall not encumber in any manner any of the Purchase Assets, including but not limited to by way of liens, mortgages, security interests, pledges, charges or any other encumbrances.

               3.4  DISCLAIMER OF WARRANTY.  EXCEPT AS SPECIFICALLY PROVIDED
                    ----------------------
HEREIN, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER AND EXPRESSLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET FORTH ABOVE, THE PURCHASE ASSETS ARE DELIVERED AND TO BE SOLD TO SELLER HEREUNDER IN "AS IS" CONDITION. SELLER MAKES NO WARRANTY OR REPRESENTATION AS TO THE CONDITION OF THE PURCHASE ASSETS, OR THE USABILITY OR SUITABILITY OF THE PURCHASE ASSETS FOR BUYER.

          4.   INDEMNIFICATION
               ---------------

               4.1  Indemnification By Seller.  Seller agrees to indemnify and
                    -------------------------
defend Buyer and hold it harmless from and against any and all claims, demands, losses, costs, expenses, damages, and deficiencies, including, without limitation, reasonable attorneys' fees, arising from any third party claims alleging any breach of Seller's warranties hereunder.

               4.2  Indemnification By Buyer.  Buyer agrees to indemnify and
                    ------------------------
defend Seller and hold it harmless from and against any and all claims, demands, losses, costs, expenses, damages, and deficiencies, including, without limitation, reasonable attorneys' fees, arising from (i) any third party claims alleging any breach of Buyer's warranties hereunder, or (ii) use or misuse of the Purchase Assets (subject to Seller's warranties in Section 3 herein) by Buyer, its employees or agents.

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          5.   LIMITATION OF LIABILITY.

EXCEPT FOR EACH PARTY'S OBLIGATIONS UNDER SECTION 4, TO THE EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, HOWEVER CAUSED, ARISING FROM OR RELATING TO THIS AGREEMENT EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          6.   MISCELLANEOUS PROVISIONS
               ------------------------

               6.1  Headings.  The headings contained in this Agreement have
                    --------
been inserted for convenience only and shall not affect the meaning of any of the language contained herein.

               6.2  Notices.  Any notice, demand, or request required or
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permitted to be given under the provisions of this Agreement shall be in writing delivered by hand or by private expedited mail, delivery, or courier service (charges prepaid), and shall be deemed to have been given when received, to the following persons and addresses or to such other persons or addresses as any party may designate by subsequent notice to the other party:

     To Seller:                          To Buyer:
     Artisan Components, Inc.            Unison Software, Inc.
     1195 Bordeaux Drive                 5101 Patrick Henry Drive
     Sunnyvale, CA 94089                 Santa Clara, CA 95054
     Attention: Beth Bartels             Attention: Laurie Beemis

               6.3  Severability.  The parties intend and believe that each
                    ------------
provision of this Agreement complies with all applicable local, state, and federal laws and judicial decisions. Nonetheless, if any provision or any portion of any provision of this Agreement is found by a court of law to violate any applicable local, state, or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision or portion to be illegal, invalid, unlawful, void, or unenforceable as written, it is the intent of the Parties that such provision or portion shall be given force to the fullest possible extent that it is legal, valid, and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable provision or portion were not contained in this Agreement, and that the rights, obligations, and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

               6.4  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon, inure to the benefit of, and be enforceable by the parties and their respective representatives, successors, and permitted assigns. Buyer may not assign this Agreement by operation of law or otherwise without the prior written consent of Seller; provided, however, that upon written notice to Seller, Buyer may assign this Agreement without Seller's consent to a wholly-owned subsidiary of

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Buyer or IBM or any subsidiary of IBM. Any assignment by Buyer in violation of the foregoing shall be null and void.

               6.5  Waiver.  The failure of any party to insist, in any one or
                    ------
more instances, on the performance of any term, covenant, or condition of this Agreement shall not be construed as a waiver or relinquishment of any rights hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the parties with respect thereto shall continue in full force and effect.

               6.6  Entire Contract and Amendments.  This Agreement (together
                    ------------------------------
with the Exhibits and Schedules hereto) is the entire contract between the parties relating to the subject matter hereof. This Agreement supersedes all prior and contemporaneous negotiations, understandings, and agreements, written or oral, between the parties and may not be modified except by a written amendment executed by each of the parties.

               6.7  Governing Law.  This Agreement shall be subject to and
                    -------------
governed in all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue.

               6.8  Attorneys' Fees and Legal Costs. In the event either party
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retains the services of an attorney or attorneys to enforce the terms of this
Agreement or to file or defend any action arising out of this Agreement, then the prevailing party in any such action shall be entitled to recover from the other party its reasonable fees for attorneys, plus such court costs and expenses as may be fixed by any court of competent jurisdiction.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date specified above.

     ARTISAN COMPONENTS, INC.:           UNISON SOFTWARE, INC.:

     /s/ Beth Bartel                         /s/ Laurie Beemis
By: _____________________                By:________________________

       Beth Bartel                             Laurie Beemis
Name: ___________________                Name:______________________

       Controller
Title: __________________                Title:_____________________

      10/10/97                                 10/10/97
Date: ___________________                Date:______________________

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                                   EXHIBIT A

                                PURCHASE ASSETS

                        [As Described in Attached Lists]

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